UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 29, 2007
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or other jurisdiction of
incorporation)

000-27577	16-1538028

(Commission File Number)	(IRS Employer Identification Number)
135 Corporate Woods, Rochester, New York 14623
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement
Upon execution of the Master Landlord's Consent on March 29, 2007, Harris Interactive Inc. (the “Company”) entered into an Agreement of Sublease (the “Sublease”) with McCann Erickson Inc. (the “Subtenant”), effective March 1, 2007, to sublease 8,180 square feet covering a portion of the seventh floor of the Company’s offices located at 161 Avenue of the Americas, New York, New York. The Company is presently the tenant at such premises under an Agreement of Sublease, dated as of June 8, 2004, between the Company and The McCall Pattern Company, a copy of which was filed as Exhibit 10.5.4 to the Company’s Current Report on Form 8-K, filed on March 18, 2005.
Material terms of the Sublease are as follows:
▪	The term of the Sublease commences on March 1, 2007 and expires on April 28, 2012, unless sooner terminated pursuant to the terms of the Sublease or by operation of law.

▪	For the period commencing on March 1, 2007 and terminating on the date which is half way through the term of the Sublease, annual rent in the amount of $298,570 is payable in equal monthly installments of $24,880.83 per month.

▪	For the period commencing on the day following the date which is half way through the Sublease term and terminating on April 28, 2012, annual rent in the amount of $314,930 is payable in equal monthly installments of $26,244.17 per month.

▪	The Subtenant will bear the cost of utilities and a proportionate share of the increases in operating expenses for the subleased premises.
A copy of the Sublease is being filed as Exhibit 10.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 10.1 Agreement of Sublease between Harris Interactive Inc. and McCann Erickson Inc., dated as of March 29, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC. (Registrant)
By:	/s/ Ronald E. Salluzzo
Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)

Dated: April 4, 2007

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Agreement of Sublease between Harris Interactive Inc. and McCann Erickson Inc., dated as of March 29, 2007.